EXHIBIT 32.2

CERTIFICATIONS OF THE PRINCIPAL FINANCIAL OFFICER Pursuant to 18 U.S.C. 1350 (Section 906 of the Sarbanes-Oxley Act of 2002)

In connection with the Quarterly Report of Lucas Energy, Inc. (the “Company”) on Form 10-Q for the three month period ended December 31, 2008 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Malek, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the consolidated financial condition and results of operations of the Company.

/S/ MALEK BOHSALI

Malek Bohsali

Chief Financial Officer

February 13, 2009